UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2020

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On November 3, 2020, HBT Financial, Inc. (the “Company”) announced that its Board of Directors approved a stock repurchase program (the “Program”) that authorizes the Company to repurchase up to $15 million of its common stock. Stock repurchases under the Program may be made from time to time on the open market, in privately negotiated transactions, or in any other manner that complies with the applicable securities law (including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Act of 1934, as amended), at the discretion of the management of the Company. The Program will be in effect until December 31, 2021 with the timing of purchases and number of shares repurchased under the Program dependent upon a variety of factors including price, trading volume, corporate and regulatory requirements, and market conditions. The Company is not obligated to purchase any shares under the Program and the Program may be suspended or discontinued at any time without notice.

A copy of the press release announcing the Program is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated November 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Matthew J. Doherty
Name: Matthew J. Doherty
Title: Chief Financial Officer

Date: November 3, 2020